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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	80,690,396.88
Discounted Principal Balance	74,674,400.46
Servicer Advances	759,307.82
Servicer Pay Ahead Balance	1,169,278.34
Maturity Advances Outstanding	—
Number of Current Contracts	4,993
Weighted Average Lease Rate	8.27%
Weighted Average Remaining Term	5.6
Reserve Fund:
Initial Deposit Amount	41,247,639.20
Specified Reserve Fund Percentage	9.630%
Prior Month Specified Reserve Fund Amount	60,496,537.49
Current Month Specified Reserve Fund Amount	71,495,907.94
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	49,507,296.95	1,073,070.00	50,580,366.95
Withdrawal Amount	(674,855.88)	—	(674,855.88)
Cash Capital Contribution	—		—
Transferor Excess	71,207.01		71,207.01

Reserve Fund Balance Prior to Release	48,903,648.08	1,073,070.00	49,976,718.08
Specified Reserve Fund Balance	104,850,867.46	1,073,070.00	105,923,937.46

Release to Transferor	—	—	—
Ending Reserve Fund Balance	48,903,648.08	1,073,070.00	49,976,718.08
Prior Cumulative Withdrawal Amount	65,927,209.87	—	65,927,209.87
Cumulative Withdrawal Amount	66,602,065.75	—	66,602,065.75

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	32
Discounted Principal Balance		467,203.44
Net Liquidation Proceeds		(372,433.77)
Recoveries—Previously Liquidated Contracts		(82,956.38)

Aggregate Credit Losses for the Collection Period		11,813.29

Cumulative Credit Losses for all Periods		13,111,405.38

Repossessed in Current Period	12
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.82%
First Preceding Collection Period		0.71%
Current Collection Period		0.17%
Condition (i)i (Charge-off Rate)
Three Month Average		0.57%
Charge-off Rate Indicator (> 1.25%)		condition not met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	6.15%	307	5.83%	4,704,814.09
61-90 Days Delinquent	1.40%	70	1.34%	1,078,441.98
Over 90 Days Delinquent	0.30%	15	0.31%	252,783.53

Total Delinquencies		392		6,036,039.60

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.90%
First Preceding Collection Period				1.19%
Current Collection Period				1.70%
Condition (ii) (Delinquency Percentage)
Three Month Average				1.26%
Delinquency Percentage Indicator (> 1.25%)				condition met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	316	4,966,586.42

Net Liquidation Proceeds		(4,170,613.53)

Net Residual Value (Gain) Loss		795,972.89

Cumulative Residual Value (Gain) Loss all periods		63,164,869.96

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	316	20	100.00%	13,145.53	16,015.50
First Preceding Collection Period	356	20	100.00%	13,522.81	17,207.01
Current Collection Period	316	559	56.53%	13,198.14	16,588.32
Three Month Average				13,298.30	16,628.04
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					79.98%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	56.53%	YES
b) Number of Scheduled Maturities > 500	559	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	79.98%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

        The Specified Reserve Fund Balance (SRFB) is $105,923,937, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $60,496,537.49, or $71,495,907.94 if the three month average Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	603,272.60
Net Investment Income	380,991.34
Non-recoverable Advances	(29,590.55)

Available Interest	954,673.39		928,774.87	—	—	533,136.62	395,638.25	25,898.52
Class A1, A2, A3 Notional Interest Accrual Amount	(441,833.33)		(441,833.33)	—	—	(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—	—	—	—		—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)		(390,478.25)				(390,478.25)
Class B Interest Carryover Shortfall	—	—				—
Servicer's Fee	(74,500.87)		(71,137.57)					(3,363.30)
Capped Expenses	(38,247.85)		(36,521.17)					(1,726.68)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	9,613.09		(11,195.45)					20,808.54
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	9,613.09		(11,195.45)					20,808.54

Losses Allocable to Investors' Certificates:	(771,319.17)							(771,319.17)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	71,207.01							(750,510.63)

Withdrawal from Reserve Fund:	674,855.88
Reimbursement/Deposit from Transferor Prin:	158,057.21
Net withdrawal from the Reserve Fund:	603,648.87
Principal:
Current Loss Amount	(807,786.18)		(771,319.17)	—	—	(771,319.17)	—		(36,467.01)
Loss Reimbursement from Transferor	107,658.74		107,658.74	—	—	107,658.74	—	(107,658.74)
Loss Reimbursement from Reserve Fund	663,660.43		663,660.43	—	—	663,660.43	—

Total	(36,467.01)		—	—	—	—	—		(36,467.01)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—		—
Allocations—Current Period	8,516,122.23		8,516,122.23	—	—	8,516,122.23	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	82,572,911.62		82,572,911.62	—		82,572,911.62	—
Allocations—Not Disbursed End of Period	91,089,033.85		91,089,033.85	—		91,089,033.85	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—	—
Allocations—Current Period	832,311.58		832,311.58	—	—	441,833.33	390,478.25
Allocations—Not Disbursed Beginning of Period	2,496,934.74		2,496,934.74	—	—	1,325,499.99	1,171,434.75
Allocations—Not Disbursed End of Period	3,329,246.32		3,329,246.32	—	—	1,767,333.32	1,561,913.00
Due To Trust—Current Period:				—
Total Deposit to/ (Withdrawal from) Reserve Fund	(603,648.87)
Due To Trust	8,967,442.47		8,967,442.47	—	—	8,739,258.39	228,184.08	—	—

Total Due To Trust	8,363,793.60		8,967,442.47	—	—	8,739,258.39	228,184.08	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—	100.00%	1,077,938,000.00	31.08%	335,000,000.00	53.34%	575,000,000.00	8.94%	96,400,000.00	6.64%	71,538,000.00	21,999,045.30
Percent of ANIV			98.00%		30.46%		52.28%		8.76%		6.50%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.3500%		5.4500%		5.5000%		6.5500%
Target Maturity Date					October 25, 2000		September 25, 2001		February 25, 2002		September 25, 2003
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	89,401,043.33
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	89,401,043.33
Discounted Principal Balance	82,768,399.55
Notional/Certificate Balance			167,938,000.00		—		—		96,400,000.00		71,538,000.00	4,035,954.95
Adjusted Notional/Certificate Balance			85,365,088.38		—		—		13,827,088.38		71,538,000.00	4,035,954.95
Percent of ANIV			95.49%		0.00%		0.00%		15.47%		80.02%	4.51%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	711,287.32
Servicer Pay Ahead Balance	1,449,034.60
Number of Current Contracts	5,477
Weighted Average Lease Rate	8.23%
Weighted Average Remaining Term	5.9
Pool Data Current Month
Aggregate Net Investment Value	80,690,396.88
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	80,690,396.88
Discounted Principal Balance	74,674,400.46
Notional/Certificate Balance			167,938,000.00		0.00		0.00		96,400,000.00		71,538,000.00	3,841,430.73
Adjusted Notional/Certificate Balance			76,848,966.15		0.00		0.00		5,310,966.15		71,538,000.00	3,841,430.73
Percent of ANIV			95.24%		0.00%		0.00%		6.58%		88.66%	4.76%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	759,307.82
Servicer Pay Ahead Balance	1,169,278.34
Number of Current Contracts	4,993
Weighted Average Lease Rate	8.27%
Weighted Average Remaining Term	5.6
Prior Certificate Interest Payment Date	September 25, 2001
Next Certificate Interest Payment Date	February 25, 2002		** Strictly for purposes of calculating Transferors Interest

Current Month Collection Activity	Vehicles
Principal Collections		1,232,731.44
Prepayments in Full	136	2,031,392.01

Reallocation Payment	1	12,733.14
Interest Collections		603,272.60
Net Liquidation Proceeds and Recoveries		455,390.15
Net Liquidation Proceeds—Vehicle Sales		4,170,613.53
Non-Recoverable Advances		(29,590.55)

Total Available		8,476,542.32

Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	38,247.85	458,974.20
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	74,500.87
Servicer's Fee Paid	74,500.87
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	13,088.00

Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown

Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of January 25, 2002 for the Collection Period of December 1, 2001 through December 31, 2001